September 29, 1998



Board of Directors
Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

                  Re:      Green Mountain Coffee, Inc. - General (001)

Gentlemen:

         We have acted as counsel to Green Mountain Coffee, Inc. (the "Company") in connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") of 150,000 shares of the Common Stock, par value $0.10 per share, of the Company authorized for issuance under the Green Mountain Coffee, Inc. 1998 Employee Stock Purchase Plan (the "Plan"). We are furnishing you this opinion as required by the terms of the Registration Statement.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on this review we are of the opinion that, when such shares have been issued and sold in accordance with the provisions of the Plan, and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully-paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion letter is rendered to you as of the first date set out above. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

         This opinion is solely for your benefit and may not be relied upon, used, published, distributed, or quoted in any manner whatsoever by or to any other person or entity, nor filed with any governmental agency (other than as consented to above), without the prior written consent of this firm.

                                       Sincerely,

                                       /s/ Merritt & Merritt
                                       ---------------------
                                           Merritt & Merritt